Exhibit 14.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our report dated September 24, 2007 on the consolidated financial statements of Teryl Resources Corp. as at May 31, 2007 and 2006, and for the years ended May 31, 2007, 2006 and 2005 that are included in the Company's Registration Statement and Annual Report Form 20-F/A filing.

In addition, we consent to the reference to us under the heading “Experts” in the Annual Report.

Vancouver, Canada	“Morgan & Company”

December 11, 2007	Chartered Accountants